Exhibit 99.1.7(a)
                                                               -----------------


                                [MBIA LETTERHEAD]

[DATE]


[ADDRESSEE]


Re:     [TITLE OF PORTFOLIO]

Ladies and Gentlemen:

        This letter sets forth the agreement between MBIA Insurance Corporation (formerly known as Municipal Bond Investors Assurance Corporation) (the "Corporation") and [SPONSOR] (the "Sponsor"), commencing with the [TRUST NAME], (the "Trusts") with [TRUSTEE], as trustee (the "Trustee") regarding the Financial Guaranty Master Permanent Insurance Unit Investment Trust Insurance Policy issued by the Corporation in connection with each Trust (the "Policy") on the Deposit Date (as hereinafter defined) of such Trust. The Policy covers all the bonds (including contracts for purchase) (collectively, the "Bonds") described in the respective Exhibit A ("Exhibit A") attached to the Policy and prepared by the Corporation with respect to each Trust. The Sponsor agrees to have the Corporation insure all Bonds included in the Trusts.

        1. Premium and Related Fees. On or prior to the date the Bonds are deposited in a Trust (the "Deposit Date"), the Corporation shall furnish the Sponsor and the Trustee with a list (the "List") describing the issuer and par value of each Bond. The premium relating to each Bond and for any Substitute Bond (as defined below) will be determined by an independent evaluator acceptable to the Corporation and the Sponsor. The premium will be equal to the value added by insurance, subject to certain minimum premiums for both uninsured Bonds and for Bonds previously insured by insurers other than MBIA Insurance Corporation ("MBIA"), MBIA Insurance Corp. of Illinois (formerly known as Bond Investors Guaranty Insurance Company) ("BIG") or the Corporation. The Corporation, at its sole discretion, will establish the minimum premiums to be charged and the percentage of value added by insurance, to be paid to the Corporation as premium. The Corporation's total premium will be equal to minimum premiums, if any, plus the percentage of valued added as determined by the Corporation. No premium shall be due on any Bond which is preinsured by the MBIA Insurance Corporation ("MBIA"), MBIA Insurance Corp. of Illinois (formerly known as Bond Investors Guaranty Insurance Company) ("BIG") or the Corporation.



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[DATE]
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        The Sponsor  will pay  Standard & Poor's  rating fees up to [RATING FEE]
per trust Trust Fees, (Trust Fees include rating agency fees, CUSIP fees (if applicable) and bond immobilization fees) and the cost of bond immobilization (together the "Related Fees"). The Bond immobilization fees will be determined pursuant to a separate agreement. The Premium and Related Fees due to the Corporation for Bonds deposited in a Trust shall be payable in same day funds in whole on the Deposit Date (the "Due Date"). The Corporation has agreed to pay all CUSIP fees, all Moody's rating fees and Standard & Poor's rating fees in excess of [FEE AMOUNT] per trust and the cost of the insured evaluation.

        On the initial Deposit Due Date, the Sponsor will deliver the Premium and Related Fees due to the Corporation. On each subsequent Due Date the Sponsor will deliver any additional premium and Related Fees, if any, due to the Corporation. In the case of a Substitute Bond (as defined below), no premium will be due and owing to the Corporation unless the premium for such Substitute Bond is higher than the Bond it replaces. If the premium for such Substitute Bond is less than the Bond it replaces, the difference will be refunded to the Sponsor.

        2. Substitution of Failed Bonds. In the event of a Failed Bond, the Sponsor may substitute therefor within 30 days notification to the Sponsor of a Failed Bond any other bonds (the "Substitute Bonds") by notifying the Trustee thereof and providing to the Corporation and to the Trustee such information regarding the Substitute Bonds as specified in the respective Exhibit A. Any Substitute Bonds shall include only bonds which the Corporation approves upon request of the Sponsor. Within ten Business Days following written notification to the Corporation and to the Trustee of such substitution, the Corporation will issue such instruments or documents as the Trustee and the Corporation mutually deem necessary to confirm that the Policy, as of the Deposit Date, covers Exhibit A as then constituted.

        3. Immobilization. The Sponsor agrees to immobilize all Bonds as soon as practicable, but in no event later than 30 days following the Deposit Date.

        The Custodian agrees to accept Bonds received from the Trustee and to immobilize them pursuant to its Amended and Restated Custody Agreement with the Corporation, amended and restated as of [DATE] and the Fee Agreement as it may be amended from time to time.

        Upon completion of immobilization of all of the Bonds in a Trust, the Corporation agrees to issue to the Custodian its Financial Guaranty Master Custodian Policy (the "Custodian Policy") insuring all the Bonds and the Trustee will return the Policy applicable to that Trust to the Corporation.



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        4.      Amendment.  This  letter  may be  amended  anytime  by a writing signed by the Corporation, the Custodian and the Sponsor. The Sponsor shall provide written notice to the Trustee of any amendment hereto.

        5. Legal Opinion and Officer's Certificate. On the Deposit Date of each Trust, the Corporation shall deliver to the Sponsor an opinion of counsel substantially in the following form:

        (a) The Corporation is a stock insurance corporation, duly organized, validly existing under the laws of the State of New York and is licensed and authorized to issue the Policy under the laws of the State of New York; and

        (b) The Policy has been duly executed, is in proper and approved form and is a valid and binding obligation of the Corporation enforceable in accordance with its terms except that the enforcement of the Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership, other similar laws affecting creditors' rights generally and by general principles of equity.

        On the Deposit Date of each Trust, the Corporation shall also deliver to the Sponsor a Certificate signed by an authorized officer of the Corporation which certifies substantially as follows:

        (a) The Policy has been duly executed, is a valid and binding obligation of the Corporation enforceable in accordance with its terms except that the enforcement of the Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity; and

        (b) The information concerning the Corporation's Policy as set forth in the prospectus of the Trust filed as part of a Registration Statement dated the Deposit Date of such Trust under the caption entitled "Insurance on the Portfolio" is accurate; and

        (c) The financial information as of [DATE] for the Corporation supplied to the Sponsor is true and correct financial information provided to the New York Insurance Department in connection with the licensing of the Corporation, and such financial information is the most recent financial information available.(1)


--------------------
1  To be conformed to updated financial information as and when available.



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[DATE]
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        6.      Payment of Insured Amounts. If a Trust is entitled to payment of any Insured Amount as defined in and pursuant to the terms of the Policy and has complied with all such terms, the Corporation acknowledges its obligation to make such payment in the event the Trust fails to receive such payment. In the event an Insured Amount relates to a Bond which is preinsured solely by MBIA, BIG or the Corporation, the Trustee shall not be required to present evidence to Paying Agent that demand for payment has been made.

        7. Notices. All notices, services of process and other data or documents required to be submitted to the Corporation shall be forwarded to the MBIA Insurance Corporation located at 113 King Street, Armonk, New York 10504. Any notice required to be given to the Sponsor shall be sent to the Sponsor at the address set forth hereinabove. Any notice required to be given to the Trustee shall be sent to the Trustee at [TRUSTEE ADDRESS]. The Sponsor shall cause the Trustee on the Due Date to provide written notice to the Corporation of the occurrence of any of the following events since the last Due Date: (1) the maturity, redemption or sale of any Bonds by the respective Trust; (2) the nondeposit of any Bonds in the Trust; (3) the failure of any contracts to purchase Bonds (the "Failed Bonds") and (4) the substitution of any Bonds in the Trust. Such notification to the Corporation must specify the Bonds affected, the Policy number for the applicable Trust and identify each by the information listed on the respective Exhibit A for each Trust including the applicable premium rate of such Bond. The Sponsor shall also cause the Trustee to furnish such information concerning interest coupons, redemption and sinking fund provisions and maturity dates with respect to any Bonds and Substitute Bonds as defined in Section 2, as the Corporation may reasonably request. The premium paid to the Corporation on the Due Date will reflect any adjustment thereto due to the nondeposit or substitution of any bond.

        8. Counterparts. This letter may be signed in counterparts and each of the individual signatures in counterpart will have the same validity and effect as if such signatures had appeared on the same page.



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[DATE]
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        9.      Duration of Letter.  Unless the Corporation provides the parties hereto with the written notice to the contrary, this letter is applicable to all Bonds deposited in the Trusts from the date hereof. On or after [DATE], the Corporation shall have the right upon thirty days notice to the Sponsor to cancel this letter.

                                               MBIA INSURANCE CORPORATION


                                               By: _____________________________


ACKNOWLEDGED AND ACCEPTED:

NATIONAL FINANCIAL SERVICES
CORPORATION

By:   _____________________________


ACKNOWLEDGED AND ACCEPTED:

THE CHASE MANHATTAN BANK

By:   _____________________________



ACKNOWLEDGED AND ACCEPTED:

UNITED STATES TRUST COMPANY OF
NEW YORK, as Custodian

By:   _____________________________